Exhibit 99.1

Allscripts closes previously announced sale of CarePort Health business

CHICAGO – January 4, 2021 – On December 31, 2020, Allscripts (NASDAQ: MDRX) closed the previously announced sale of its CarePort Health business to WellSky® Corporation for $1.35 billion. CarePort solutions assist hundreds of hospitals and thousands of post-acute care providers to efficiently coordinate and transition patients through different settings of care.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers and consumers to make better decisions, delivering better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and The Allscripts Blog.

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© 2021 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:

Stephen Shulstein

312-386-6735

Stephen.Shulstein@allscripts.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@allscripts.com